                                                                   EXHIBIT 99.2

                        CONFIDENTIAL VOTING INSTRUCTIONS

                          GEORGIA-PACIFIC CORPORATION
                   SPECIAL MEETING TO BE HELD ON       , 1997

The undersigned hereby directs Vanguard Fiduciary Trust Company, as Trustee under the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Corporation Hourly 401(k) Savings Plan (the "Plans"), to vote in person or by proxy all shares of Common Stock of Georgia-Pacific Corporation allocated to any accounts of the undersigned under the Plans in the manner indicated on the reverse hereof with respect to Proposals 1, 2, 3, 4 and 5, as described in the Georgia-Pacific Corporation Notice of Special Meeting of Shareholders and Proxy Statement, in connection with the Georgia-Pacific
Corporation Special Meeting of Shareholders to be held on       , 1997.

P R O X Y
                                  SEE REVERSE
                                      SIDE
--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                                                                            6358
[X] Please mark your votes as in this example.

      WHEN THIS CARD IS PROPERLY EXECUTED, YOUR INTEREST WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE BY MARKING THE APPROPRIATE
 BOXES BELOW, THE TRUSTEE WILL VOTE YOUR INTERESTS FOR PROPOSALS 1, 2, 3, 4
                                    AND 5.
                                                        FOR    AGAINST   ABSTAIN
1. Approve Letter Stock Proposal                        [ ]      [ ]       [ ]
2. Approve the Company's Restated 1995 Shareholder
   Value Incentive Plan                                 [ ]      [ ]       [ ]
3. Approve Georgia-Pacific Corporation/Georgia-Pacific
   Group 1997 Long-Term Incentive Plan                  [ ]      [ ]       [ ]
4. Approve Georgia-Pacific Corporation/Timber Group
   1997 Long-Term Incentive Plan                        [ ]      [ ]       [ ]
5. Approve Amendments to Certain Provisions of the
   Georgia-Pacific Corporation Articles of
   Incorporation                                        [ ]      [ ]       [ ]

SIGNATURE(S) ___________________________________DATE __________________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

            [LETTERHEAD OF GEORGIA-PACIFIC CORPORATION APPEARS HERE]

                                                                          , 1997
To Participants in the Georgia-Pacific Stock Fund of the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Hourly 401(k) Savings Plan (the "Plans"):
  In connection with the Georgia-Pacific Corporation Special Meeting of
Shareholders (the "Special Meeting") to be held on       , 1997, enclosed are
proxy materials relative to shares allocated to you with respect to your interest in the Georgia-Pacific Stock Fund of one or both of the Plans mentioned above.
  We wish to call your attention to the fact that, pursuant to the provisions of both Plans, Vanguard Fiduciary Trust Company, the Trustee under the Plans, cannot vote your allocable shares of Georgia-Pacific Common Stock on the matters to be acted on at the Special Meeting without your specific voting instructions.
  Accordingly, in order for your allocable shares to be voted at the Special Meeting, please give your voting instructions over your signature on the enclosed card and return it to First Chicago Trust Company of New York, who will tabulate the votes for the Trustee, promptly in the enclosed, self-addressed, postage-paid envelope. It is understood that if you sign without otherwise marking the card, you wish the Trustee to vote your shares FOR the Letter Stock Proposal, FOR the Company's Restated 1995 Shareholder Value Incentive Plan, FOR the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan, FOR the Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan and FOR the Amendments to Certain Provisions of the Georgia-Pacific Corporation Articles of Incorporation, as recommended by the Board of Directors of Georgia-Pacific Corporation.
  We urge you to send in the enclosed card promptly so that the Trustee may vote the shares allocable to you under the Plans in accordance with your wishes.
                                   Very truly yours,

                                   /s/ Kenneth F. Khoury
                                   -------------------------------------------
                                   Kenneth F. Khoury
                                   Vice President and Secretary